Exhibit 10.6

EXECUTION COPY

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is dated effective June 28, 2019,

BETWEEN:

WESTWATER RESOURCES, INC., a corporation existing under the laws of Delaware and having a mailing address at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112

(“Westwater”)

AND:

URANIUM ROYALTY (USA) CORP., a corporation existing under the laws of Delaware and having a mailing address at Suite 401, 217 Queen Street West, Toronto, Ontario M5V 0R2

(“URC”)

AND:

URANIUM ROYALTY CORP., a corporation existing under the federal laws of Canada and having a mailing address at Suite 401, 217 Queen Street West, Toronto, Ontario M5V 0R2

(“URC Parent”)

WHEREAS:

A.                                    Westwater and URC and URC Parent previously entered into the Asset Purchase Agreement, dated effective March 5, 2019 (the “Agreement”), pursuant to which Westwater agreed to sell, and URC agreed to purchase, all of Westwater’s rights, title and interest in the Royalties (as defined in the Agreement) and the Promissory Note (as defined in the Agreement), on the terms and conditions set forth therein;

B.                                    URC has requested an amendment to the Agreement to extend the date for Closing to August 30, 2019; and

C.                                    In accordance with Section 8.9 of the Agreement, URC and URC Parent desire hereby to amend the Agreement to set August 30, 2019 as the Closing Date and to increase the amount of the Deposit (as defined in the Agreement), and Westwater desires to consent to such amendments, all on the terms and conditions set forth herein.

NOW THEREFORE THIS AMENDMENT WITNESSES THAT in consideration of the covenants, representations and warranties and mutual agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.                            Defined Terms

Capitalized terms used but not defined in this Amendment shall have the meanings given thereto in the Agreement.

2.                            Additional Deposit

On the date of this Amendment, URC has paid and Westwater has received an additional deposit of $1,000,000, and Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

“On March 5, 2019, URC paid $500,000.00 to Westwater, and on June 28, 2019, URC paid an additional $1,000,000.00 to Westwater (such payments together, the “Deposit”), as a deposit against the Purchase Price.”

3.                            Modified Definition

The following definition in Section 1.1 of the Agreement is hereby removed and replaced in its entirety as follows:

“(m)           “Closing Date” means August 30, 2019 or such other date as the Parties may mutually agree upon in writing.”

4.                            Removed Definition

The definition of “Outside Date” in Section 1.1 of the Agreement is hereby removed and replaced in its entirety with “[RESERVED].”

5.                            Amended Forfeiture Provision

Section 2.4 of the Agreement is hereby removed and replaced in its entirety as follows:

“In the event that either (x) this Agreement terminates pursuant to Section 6.4(a) hereof or (y) Westwater terminates this Agreement pursuant to Section 6.4(b)(iii) hereof (in each case provided that: (A) the conditions in Sections 6.1 and 6.3 have been satisfied or, in the case of the condition set forth in Section 6.1(a)(iii) is reasonably capable of being satisfied on the Closing Date, and (B) the failure to complete the transactions contemplated in this Agreement is not as a result of Westwater’s breach of, or failure to fulfil its obligations under this Agreement), the Deposit is forfeited to Westwater.  In such event, the Deposit shall be deemed to have been fully and finally paid by URC to Westwater as liquidated damages and shall be the sole recourse of Westwater for any related breach of this Agreement by URC or URC Parent. This Section 2.4 shall survive any termination of this Agreement.”

6.                            Amended Closing Condition

Section 6.1(a)(vi) of the Agreement is hereby removed and replaced in its entirety with “[RESERVED].”

7.                            Amended Termination Provision

Section 6.4 of the Agreement is hereby amended and restated in its entirety as follows:

“6.4                        Termination

(a)                                 This Agreement shall be deemed to be terminated if Closing does not occur on or prior to the Closing Date, unless otherwise mutually agreed by the Parties in writing.

(b)                                 This Agreement may be terminated at any time prior to Closing:

(i)                                     by mutual written consent of all Parties;

(ii)                                  by URC, if (i) there is a material Uncured Inaccuracy in any representation or warranty of Westwater contained in this Agreement or a material breach of any covenant of the Westwater contained in this Agreement, (ii) URC has delivered to Westwater a written notice of such material Uncured Inaccuracy or material breach and (iii) either such material Uncured Inaccuracy or material breach is not capable of cure or, if curable, has not been cured in all material respects prior to (but not including) the earlier of (A) the tenth Business Day after the giving of written notice to Westwater of such breach or failure or (B) the Closing Date; and

(iii)                               by Westwater, if (i) there is a material Uncured Inaccuracy in any representation or warranty of URC or URC Parent contained in this Agreement or a material breach of any covenant of the URC or URC Parent contained in this Agreement, (ii) Westwater has delivered to URC or URC Parent a written notice of such material Uncured Inaccuracy or material breach and (iii) either such material Uncured Inaccuracy or material breach is not capable of cure or, if curable, has not been cured in all material respects prior to (but not including) the earlier of (A) the tenth Business Day after the giving of written notice to URC or URC Parent of such breach or failure or (B) the Closing Date. ”

8.                            Representations and Warranties

(a)                                 Each Party represents and warrants as of the date hereof that such Party has full power and authority to enter into this Amendment, and that when executed and delivered by such Party, and assuming execution and delivery by the other Parties, will constitute a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other applicable laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(b)                                 Each Party represents and warrants that all representations and warranties of such Party contained in the Agreement are true and correct in all material respects as of, and with the same effect as though made on, the date of this Amendment.

9.                            Effect of the Amendment

This Amendment shall become effective upon the execution and delivery of this Amendment by the Parties.  This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

10.                     References to the Asset Purchase Agreement

After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereof,” “hereunder,” “herein,” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment, provided that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to March 5, 2019.

11.                     Other Miscellaneous Terms

The provisions of Sections 1.2 (Certain Rules of Interpretation), 1.3 (Currency), 8.1 (Confidentiality), 8.4 (Notices), 8.5 (Expenses), 8.6 (Governing Law), 8.12 (Assignment), 8.13 (Independent Legal Advice) and 8.14 (Severability) of the Agreement shall apply to this Amendment mutatis mutandis as if set forth herein.

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12.                     Execution and Counterparts

This Amendment may be executed in any number of counterparts and any Party may deliver any such counterpart by facsimile or other electronic transmission. Each counterpart, when so executed and delivered, shall be deemed to be an original and all such executed counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the date first above written.

URANIUM ROYALTY (USA) CORP.

/s/ Philip Williams
Name:	Philip Williams
Title:	Board of Manager

URANIUM ROYALTY CORP.

/s/ Philip Williams
Name:	Philip Williams
Title:	President and Chief Executive Officer

WESTWATER RESOURCES, INC.

/s/ Christopher M. Jones
Name:	Christopher M. Jones
Title:	President / CEO